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                                                                   EXHIBIT 10.24















                         THE HOUSTON EXPLORATION COMPANY
                           DEFERRED COMPENSATION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS











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                         THE HOUSTON EXPLORATION COMPANY
                           DEFERRED COMPENSATION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS



                                Table of Contents

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
Section 1         Definitions...................................................       1

Section 2         Administration................................................       3

Section 3         Participants..................................................       4

Section 4         Benefits......................................................       4

Section 5         General Provisions............................................       7
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                         THE HOUSTON EXPLORATION COMPANY
                         DEFERRED COMPENSATION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                    PREAMBLE

                  WHEREAS, The Houston Exploration Company (the "Company") desires to establish The Houston Exploration Company Deferred Compensation Plan For Non-Employee Directors (the "Plan") to assist the Company in attracting and retaining highly qualified individuals to serve as members of the Company's Board of Directors by permitting them to defer all or part of their annual retainer and meeting fees;

                  NOW, THEREFORE, the Company does hereby adopt the Plan as set forth herein, effective as of October 1, 1997.

                                    SECTION 1

                                   DEFINITIONS

                  For purposes of the Plan, the following terms shall have the meanings indicated:

1.1      Account means a ledger Account as provided in Section 4.2.

1.2 Beneficiary means the person(s) designated by a Participant, on a form provided by the Company and filed with the Company's Human Resources Department, to receive benefits from the Plan in the event of the Participant's death. A Participant may change his or her beneficiary designation at any time; provided, however, no such designation or change in designation shall be effective until received by the Company during the Participant's life. If no designated Beneficiary survives the Participant, the Beneficiary shall be the Participant's surviving spouse or, if none, his or her estate.


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1.3      Board means the Board of Directors of the Company.

1.4      Committee means the Compensation Committee of the Board.

1.5 Common Stock means the common stock, par value $.01 per share, of the Company.

1.6 Compensation means, with respect to a Plan Year, the Participant's annual retainer for such Plan Year and any meeting fees for each regular and special meeting and any committee meeting attended by the Participant during the applicable Plan Year.

1.7      Exchange Act means the Securities Exchange Act of 1934, as amended.

1.8 Fair Market Value, means as of any date, (a) the closing sale price of the Common Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Common Stock is listed; or
         (b) if the Common Stock is not listed on a securities exchange, the closing sale price of the Common Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) as reported on the NYSE; or (c) if the Common Stock is not listed on the NYSE, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Compensation Committee equal to (x) the average between the closing bid and ask prices per share of Common Stock on the last preceding date on which those prices were reported or (y) an amount as determined by the Compensation Committee in its sole discretion.

1.9 Non-Employee Director means a member of the Board who is not also an employee of the Company or a subsidiary thereof.


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1.10     Participant means each Non-Employee Director who elects to participate in the Plan in accordance with Section 3.

1.11 Payment Date means the Participant's Termination Date or, if elected pursuant to Section 4.5, the date following such Termination Date on which payment of the Participant's Account is to be made or begin.

1.12 Phantom Stock means a phantom share of Common Stock. A Participant shall not possess any rights of a stockholder of the Company with respect to a share of Phantom Stock.

1.13 Plan means The Houston Exploration Company Deferred Compensation Plan For Non-Employee Directors as it may be amended from time to time.

1.14 Plan Year means the calendar year, with the initial year being a short year beginning October 1, 1997.

1.15 Section 16(b) means Section 16(b) of the Exchange Act, and all rules promulgated thereunder.

1.16     Termination means a Participant's ceasing to be a member of the Board.


                                    SECTION 2

                                 ADMINISTRATION

2.1 Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the complete authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, determine eligible Participants, determine a Participant's (or Beneficiary's) right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan. All actions and decisions of the Compensation Committee shall be final and binding upon all Participants and Beneficiaries.


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                                    SECTION 3

                                  PARTICIPANTS

3.1 Participants. Each person who is a Non-Employee Director shall be eligible to become a Participant.

                                    SECTION 4

                                    BENEFITS

4.1 Voluntary Deferrals. Before the beginning of each Plan Year (or, with respect to an individual who first becomes a Non-Employee Director during a Plan Year, within 30 days of the date on which he or she becomes a Non-Employee Director), each Non-Employee Director may elect to have the payment of all or a portion of his or her Compensation for that Plan Year (or, if applicable, the remainder of the Plan Year) deferred until his or her Termination. The election shall be irrevocable and shall be made on a form prescribed by the Company, which shall govern the amount deferred, the form of its payment pursuant to Section 4.5 following the Participant's Termination, and the initial investment of the Participant's Account for such deferred Compensation pending its payment. A Participant's deferral election shall apply to Compensation earned during that specified Plan Year or partial Plan Year, as the case may be, and for all Compensation earned in subsequent Plan Years, unless the election is changed by the Participant prior to the beginning of such Plan Year. Notwithstanding the foregoing, a Participant may change the manner in which the Participant's Account is to be paid on Termination pursuant to Section
         4.5 by filing a new


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         election with the Company at any time, provided such new election will not be given effect unless it is received by the Company at least one year prior to the Participant's Termination. In addition, a Participant may completely terminate the Participant's deferral election at any time by giving written notice thereof to the Company, provided that such termination shall only be effective for Compensation earned by the Participant after the date such termination notice is received by the Company. If a Non-Employee Director has not made a deferral election with respect to a Plan Year, the Compensation payable to him or her for that Plan Year shall be paid in accordance with the Company's normal practices.

                  In addition to the foregoing deferrals, effective on and after October 1, 1997, the amounts of Compensation previously deferred by James Q. Riordan pursuant to a letter agreement with the Company dated January 23, 1997, shall be governed by, and be credited to the Participant's Account under, this Plan, which supersedes and replaces such letter agreement in all respects.

4.2 Accounts. The Company shall establish a ledger or notional account (the "Account") for each Non-Employee Director who has elected to defer payment of all or part of his or her Compensation for the purpose of reflecting the Company's obligation to pay to the Participant (or the Participant's Beneficiary) the amount credited to such Account as specified pursuant to Section 4.5.

4.3 Investment of Accounts. Unless, and to the extent, a Participant elects to invest all or a specified portion of his or her Account in shares of Phantom Stock as provided below, each Account shall automatically accrue interest on the amount credited to such Account from the date such amount is credited to the Account through the date of its distribution. Such interest


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         shall be credited to the Account at the end of each calendar quarter or at such other times as may be determined by the Committee. The
         Committee shall determine, in its sole discretion, the rate of interest to be credited periodically to the Accounts, which may not be less than the prime rate of interest from time to time as reported in The Wall Street Journal; provided that any change in such rate may only be given effect prospectively.

                  In lieu of having his or her Account credited with interest, a Participant may direct that all or a specified percentage of his or her deferred Compensation be invested in shares of Phantom Stock. In such event, the Participant's Account shall be credited with whole and fractional shares of Phantom Stock periodically as of the dates of the deferrals, and with phantom dividends with respect to the Phantom Stock, which shall be credited as being reinvested in additional shares of Phantom Stock. All credits and debits of the Phantom Stock to an Account shall be made based on the Fair Market Value per share of the Common Stock on the applicable date. Notwithstanding the foregoing, however, if the Company's Common Stock ceases to be readily tradeable on a national securities market, effective therewith all then elections under the Plan to invest in shares of Phantom Stock, including elections with respect to existing Account balances, shall be automatically canceled and all deferrals and Account balances after such date shall be credited with interest as provided above.

4.4 Change in Investment Elections. Each Participant may elect at any time or times, in a manner provided by the Company, to change the investment of his or her future deferrals and/or the current investment of his or her Account between shares of Phantom Stock and deferred cash credited with interest. Such election change shall be given effect when


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         received by the Company provided such transaction will be an exempt
         "discretionary transaction" for purposes of Rule 16b-3.

4.5 Payment of Accounts. Upon a Participant's Termination or, the January 1 specified following such Termination, but not later than the fifth January 1 subsequent to such Termination, as may be elected by the Participant on a form received by the Company at least one year prior to the Participant's Termination (the "Payment Date"), the Company shall pay to such Participant an amount in cash equal to the balance then credited to his or her Account as follows:

                  (a) a lump sum payment; or

                  (b) in substantially equal annual installments, not to exceed 10; whichever form of payment has been elected by the Participant and, if in installments, the number of such installments elected by the Participant. To the extent shares of Phantom Stock are credited to the Account, "substantially equal" shall be determined by reference to the number of such shares, not their value.

                  Payment of Accounts shall commence or be made on or as soon as reasonably practical following the Participant's Payment Date. Notwithstanding the foregoing, upon a Participant's death the balance then credited to the Participant's Account shall be paid in a lump sum to the Participant's Beneficiary as soon as reasonably practical following the Participant's death.


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                                    SECTION 5

                               GENERAL PROVISIONS

5.1 Unfunded Obligation. The amounts to be paid to Participants pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments, including trust investments, which the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or notional accounts shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company whatsoever. The Participants (and Beneficiaries) shall have no claim against the Company for any changes in the value of any Accounts and shall be general unsecured creditors of the Company with respect to any payment due under this Plan.

5.2 Incapacity of Participant or Beneficiary. If the Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is under a legal disability, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Committee, may be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

5.3 Nonassignment. The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered in any manner nor


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         shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

5.4 Termination and Amendment. The Board may from time to time amend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. The Committee may also amend the Plan; provided, however, it may not terminate the Plan or substantially increase the obligations of the Company under the Plan (provided, however, that the addition of new phantom investments with respect to the Accounts shall not be deemed an increase in the obligations of the Company under the Plan). No amendment or termination of the Plan may impair the right of a Participant or his or her Beneficiary to receive the benefit accrued hereunder prior to the effective date of such amendment, suspension or termination.

5.5 Compliance with Securities Laws. It is the intention of the Company that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall be operated in compliance with Section 16(b).

5.6 Applicable Law. Except to the extent preempted by applicable federal law, the Plan shall be construed and governed in accordance with the laws of the State of Texas.


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